As filed with the Securities and Exchange Commission on July 30, 2009

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-07830

Post-Effective Amendment No. 2 to Form F-4 Registration Statement No. 333-59985

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-09730

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-10192

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-10326

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-10578

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-11986

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-11996

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-13554

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-82930

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-89466

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-105009

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-107161

UNDER THE SECURITIES ACT OF 1933

ALCATEL LUCENT

(Exact name of Registrant as specified in its Charter)

Republic of France		Not Applicable
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

54, rue la Boétie 75008 Paris, France
(Address of principal executive offices, including zip code)

Alcatel Alsthom 1997 Group Company Plan for Employees of U.S. Subsidiaries;

DSC Communications Corporation 1997 Non-Employee Directors Stock Option and Restricted Stock Plan;

Packet Engines Incorporated 1996 Stock Plan;

Assured Access Technology, Inc. 1996 Stock Plan;

Xylan Corporation 1998 Employee Stock Option Plan; Xylan Corporation 1996 Stock Plan, as amended; and Xylan Corporation 1993 Stock Incentive Plan, as amended;

Internet Devices, Inc. 1998 Stock Incentive Plan; Abhiweb Corporation 1997 Stock Incentive Plan;

Abhiweb Corporation 1996 Stock Incentive Plan; and Abhiweb Corporation 1995 Stock Option Plan;

Alcatel 2000 Share Purchase and Option Plan for Employees of U.S. Subsidiaries;

Newbridge Networks Corporation 1999 Key Employee Stock Option Plan; Newbridge Networks Corporation Consolidated Key Employee Stock Option Plan; and Stanford Telecommunications, Inc. 1991 Stock Option Plan;

Al’ 2001, Alcatel Share Purchase Plan for Employees of U.S. Subsidiaries;

Alcatel Communications, Inc. 1998 Stock Plan, as amended;

Al’ 2002 Stock Option Plan for Class A Shares;

ImagicTV Option Plan; and

Al’ 2003 Stock Option Plan.

(Full title of the Plan)

Steven R. Reynolds

Alcatel-Lucent USA Inc.

600 Mountain Avenue

Murray Hill, NJ 07974

(Name and address of agent for service)

(908) 582-8500

(Telephone number, including area code, of agent for service)

Copies to:

Lauren K. Boglivi, Esq.

Proskauer Rose LLP

1585 Broadway

New York, New York 10036-8299

(212) 969-3000

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

EXPLANATORY NOTE/DEREGISTRATION OF UNSOLD SECURITIES

The Registrant is filing these Post-Effective Amendments to the following Registration Statements on Form S-8 or Form F-4 (the “Registration Statements”), which have been previously filed with the Securities and Exchange Commission (the “SEC”):

Registration No. 333-07830, filed with the SEC on October 23, 1997, related to Alcatel Alsthom 1997 Group Company Plan for Employees of U.S. Subsidiaries;

Registration No. 333-59985, filed with the SEC on July 28, 1998 and amended on September 8, 1998, related to DSC Communications Corporation 1997 Non-Employee Directors Stock Option and Restricted Stock Plan;

Registration No. 333-09730, filed with the SEC on December 11, 1998, related to Packet Engines Incorporated 1996 Stock Plan;

Registration No. 333-10192, filed with the SEC on April 1, 1999, related to Assured Access Technology, Inc. 1996 Stock Plan;

Registration No. 333-10326, filed with the SEC on May 7, 1999, related to: Xylan Corporation 1998 Employee Stock Option Plan; Xylan Corporation 1996 Stock Plan, as amended; and Xylan Corporation 1993 Stock Incentive Plan, as amended;

Registration No. 333-10578, filed with the SEC on July 13, 1999, related to: Internet Devices, Inc. 1998 Stock Incentive Plan; Abhiweb Corporation 1997 Stock Incentive Plan; Abhiweb Corporation 1996 Stock Incentive Plan; and Abhiweb Corporation 1995 Stock Option Plan;

Registration No. 333-11986, filed with the SEC on May 19, 2000, related to Alcatel 2000 Share Purchase and Option Plan for Employees of U.S. Subsidiaries;

Registration No. 333-11996, filed with the SEC on May 23, 2000, related to Newbridge Networks Corporation 1999 Key Employee Stock Option Plan; Newbridge Networks Corporation Consolidated Key Employee Stock Option Plan; and Stanford Telecommunications, Inc. 1991 Stock Option Plan;

Registration No. 333-13554, filed with the SEC on May 24, 2001, related to Al’ 2001, Alcatel Share Purchase Plan for Employees of U.S. Subsidiaries;

Registration No. 333-82930, filed with the SEC on April 10, 2002, related to Alcatel Communications, Inc. 1998 Stock Plan, as amended;

Registration No. 333-89466, filed with the SEC on May 31, 2002, related to Al’ 2002 Stock Option Plan for Class A Shares;

Registration No. 333-105009, filed with the SEC on May 5, 2003, related to ImagicTV Option Plan; and

Registration No. 333-107161, filed with the SEC on July 18, 2003, related to Al’ 2003 Stock Option Plan.

In accordance with an undertaking made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statements that have not been sold at the termination of the offering, the Registrant hereby amends the Registration Statements to deregister any remaining securities registered and unsold under the Registration Statements. The securities are being removed from registration because the Stock Option Plans referenced hereto above in the Registration Statements have now expired.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing these Post-Effective Amendments to the Registration Statements, and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in Paris, France on July 29, 2009.

ALCATEL LUCENT

By:	/s/ Paul Tufano
Paul Tufano
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Paul Tufano and Nathalie Trolez Mazurier, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to execute in his/her name, place and stead, in any and all capacities, any and all amendments (including the Post-Effective Amendments filed herewith) to the Registration Statements listed herein above, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he/she might, or could, do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his/her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments to the Registration Statements have been signed on July 29, 2009 by the following persons in the capacities indicated.

Signature	Title

/s/ Ben Verwaayen	Chief Executive Officer and Director
Ben Verwaayen	(Principal Executive Officer)

/s/ Paul Tufano	Chief Financial Officer
Paul Tufano	(Principal Financial and Accounting Officer)

/s/ Phillipe Camus	Chairman of the Board
Phillipe Camus

Director
Daniel Bernard

/s/ W. Frank Blount	Director
W. Frank Blount

Signature	Title

Director
Stuart E. Eizenstat

Director
Louis R. Hughes

/s/ Sylvia Jay	Director
Sylvia Jay

/s/ Jean C. Monty	Director
Jean C. Monty

/s/ Olivier Piou	Director
Olivier Piou

Director
Jean-Cyril Spinetta

/s/ Steven R. Reynolds	Authorized Representative in the United States
Steven R. Reynolds

EXHIBIT INDEX

Exhibit Number	Description
24.1	Power of Attorney (included on signature page)